UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 28, 2008

AMISH NATURALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50662	98-0377768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8224 County Road 245, Holmesville, Ohio 44633
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (330) 674-0998

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

Pursuant to the Company Convertible Note Financing as set forth in the Current Reports dated February 21, 2008 and September 4, 2007, the Conversion Price of the Senior Secured Notes is subject to adjustment in the event the Company fails to meet certain financial milestones. The then current Conversion Price shall be reset ten trading days after the required announcement of the financial milestones to 75% of the Average Market Price (as defined in the Note), but only if such reset results in a decrease in the Conversion Price. The financial milestones will be determined on March 31, 2008, June 30, 2008 and every six months thereafter and are met by achieving or exceeding net revenue goals.

On May 13, 2008, the Company announced it had failed to meet its March 31, 2008 milestones of $3 million of net revenue and $500,000 EBITDA milestones. As a result on May 28, 2008 the Conversion Price of the Senior Secured Notes was reset to $0.4067.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2008	AMISH NATURALS, INC. /s/ David C. Skinner, Sr. David C. Skinner, Sr. President and Chief Executive Officer